Exhibit 10.2

SECURITY AGREEMENT

This SECURITY AGREEMENT, dated as of August 3, 2026 (this “Agreement”), is between Cycurion, Inc., a Delaware corporation (the “Company”), and Kustom Entertainment, Inc., a Nevada corporation, as the holder of certain of the Company’s obligations currently in its favor (“Kustom Entertainment”), and memorializes and ratifies the Company’s agreement to grant a security interest solely in the collateral described herein to Kustom Entertainment and its endorsees, transferees, and assigns regarding the such obligations (collectively, the “Secured Party”).

W I T N E S S E T H:

WHEREAS, the Company issued to the Secured Party a Secured Promissory Note, dated August 3, 2026, in the original principal amount of up to $4,250,000.00 subject to the terms and conditions set forth therein (the “Note”);

WHEREAS, originally when the Note was sold and issued and in order to induce the Secured Party to extend the loan(s) evidenced by the Note, the Company agreed to execute and deliver to the Secured Party an agreement containing all of the terms and conditions of this Agreement, which therein would grant to the Secured Party a security interest in certain property of the Company to secure the prompt payment, performance and discharge in full of all of the Company’s obligations under the Note.

NOW, THEREFORE, in consideration of the agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth in this Section 1. Terms used but not otherwise defined in this Agreement that are defined in Article 9 of the UCC (such as “account”, “chattel paper”, “commercial tort claim”, “deposit account”, “document”, “equipment”, “fixtures”, “general intangibles”, “goods”, “instruments”, “inventory”, “investment property”, “letter-of-credit rights”, “proceeds” and “supporting obligations”) shall have the respective meanings given such terms in Article 9 of the UCC.

(a) “Collateral” means the “Acquired Assets” (as defined in the Asset Purchase Agreement), together with all products and proceeds thereof, in each case whether now existing or hereafter arising. The Collateral shall be limited solely to the Acquired Assets and shall not include (i) any other assets, properties, or rights of the Company not acquired pursuant to the Asset Purchase Agreement, (ii) any equity interests of the Company or any of its affiliates, or (iii) any assets of the Company unrelated to the Acquired Assets. Notwithstanding anything to the contrary, the Collateral shall not include any assets, claims or rights set forth on Schedule I (Excluded Litigation and Retained Claims).

Notwithstanding the foregoing, nothing herein shall be deemed to constitute an assignment of any asset which, in the event of an assignment, becomes void by operation of applicable law or the assignment of which is otherwise prohibited by applicable law (in each case to the extent that such applicable law is not overridden by Sections 9-406, 9-407 and/or 9-408 of the UCC or other similar applicable law); provided, however, that to the extent permitted by applicable law, this Agreement shall create a valid security interest in such asset and, to the extent permitted by applicable law, this Agreement shall create a valid security interest in the proceeds of such asset.

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(b) “Intellectual Property” means the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, (ii) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof, and all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, (iii) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade dress, service marks, logos, domain names and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common law rights related thereto, (iv) all trade secrets arising under the laws of the United States, any other country or any political subdivision thereof, (v) all rights to obtain any reissues, renewals or extensions of the foregoing, (vi) all licenses for any of the foregoing, and (vii) all causes of action for infringement of the foregoing.

(c) “Liens” means a lien, charge, pledge, security interest, encumbrance, and right of first refusal, preemptive right, or other restriction.

(d) “Majority in Interest” means, at any time of determination, the majority in interest (based on then-outstanding principal amounts of the Note at the time of such determination) of the Secured Party.

(e) “Necessary Endorsement” means undated stock powers endorsed in blank or other proper instruments of assignment duly executed and such other instruments or documents as the Agent (as that term is defined below) may reasonably request.

(f) “Obligations” means all of the liabilities and obligations (primary, secondary, direct, contingent, sole, joint or several) due or to become due, or that are now or may be hereafter contracted or acquired, or owing to, of the Company to the Secured Party, including, without limitation, all obligations under this Agreement, the Note, and any other instruments, agreements or other documents executed and/or delivered in connection herewith or therewith, in each case, whether now or hereafter existing, voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from the Secured Party as a preference, fraudulent transfer or otherwise as such obligations may be amended, supplemented, converted, extended or modified from time to time. Without limiting the generality of the foregoing, the term “Obligations” shall include, without limitation: (i) principal of, and interest on the Note and the loan(s) extended pursuant thereto; (ii) any and all other fees, indemnities, costs, obligations and liabilities of the Company from time to time under or in connection with this Agreement, the Note, and any other instruments, agreements or other documents executed and/or delivered in connection herewith or therewith; and (iii) all amounts (including but not limited to post-petition interest) in respect of the foregoing that would be payable but for the fact that the obligations to pay such amounts are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Company.

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(g) “Organizational Documents” means with respect to the Company, the documents by which the Company was organized (such as a certificate of incorporation, certificate of limited partnership or articles of organization, and including, without limitation, any certificates of designation for preferred stock or other forms of preferred equity) and which relate to the internal governance of the Company (such as bylaws, a partnership agreement or an operating, limited liability or members agreement).

(h) “Permitted Liens” means the following:

(i) Liens imposed by law for taxes that are not yet due or are being contested in good faith, which in each case, have been appropriately reserved for;

(ii) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than thirty (30) days or are being contested in good faith;

(iii) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(iv) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(v) Liens under this Agreement; and

(vi) Any other Liens in favor of the Secured Party.

(i) “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

(j) “Pledged Interests” means the ownership and other equity interests in partnerships and limited liability companies (if any) included in the Collateral.

(l) “UCC” means the Uniform Commercial Code of the State of Delaware and or any other applicable law of any state or states that have jurisdiction with respect to all, or any portion of, the Collateral or this Agreement, from time to time. It is the intent of the parties that defined terms in the UCC should be construed in their broadest sense so that the term “Collateral” will be construed in its broadest sense. Accordingly if there are, from time to time, changes to defined terms in the UCC that broaden the definitions, they are incorporated herein and if existing definitions in the UCC are broader than the amended definitions, the existing ones shall be controlling.

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2. Grant of Security Interest in Collateral. As an inducement for the Secured Party to extend the loan(s) as evidenced by the Note and to secure the complete and timely payment, performance and discharge in full, as the case may be, of all of the Obligations, the Company hereby unconditionally and irrevocably pledges, grants and hypothecates to the Secured Party a perfected, first priority security interest (subject only to Permitted Liens and any liens permitted under the Note or Asset Purchase Agreement) in and to, a lien upon and a right of set-off against all of their respective right, title and interest of whatsoever kind and nature in and to, the Collateral (a “Security Interest” and, collectively, the “Security Interests”).

3. Delivery of Certain Collateral. The Company shall deliver to the Secured Party or its agent such instruments or other items constituting Collateral only to the extent required under applicable law to perfect the Secured Party’s security interest therein. For the avoidance of doubt, (a) the Company shall not be required to deliver possession of equipment, inventory, books and records, or other operational assets in the ordinary course of business, and (b) except upon the occurrence and during the continuance of an Event of Default, the Company shall retain possession and control of the Collateral and shall be entitled to use, operate, and dispose of such Collateral in accordance with the terms of this Agreement, the Note, and the Asset Purchase Agreement. Any delivery of Collateral pursuant to this Section shall be made together with such endorsements or instruments of assignment as are reasonably necessary to effectuate such delivery and perfection, in form and substance reasonably acceptable to the Company and the Secured Party.

4. Representations, Warranties, Covenants, and Agreements of the Company. Except as set forth under the corresponding section of the disclosure schedules delivered to the Secured Party concurrently herewith (the “Disclosure Schedules”), which Disclosure Schedules shall be deemed a part hereof, the Company represents and warrants to, and covenants and agrees with, the Secured Party as follows:

(a) The Company has the requisite corporate, partnership, limited liability company or other power and authority to enter into this Agreement and otherwise to carry out its obligations hereunder. The execution, delivery, and performance by the Company of this Agreement and the filings contemplated therein have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company. This Agreement has been duly executed by the Company. This Agreement constitutes the legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, and similar laws of general application relating to or affecting the rights and remedies of creditors and by general principles of equity.

(b) The Company has no place of business or offices where their respective books of account and records are kept (other than temporarily at the offices of its attorneys or accountants) or places where Collateral is stored or located, except as set forth on Schedule A attached hereto. Except as specifically set forth on Schedule A, the Company is the record owner of the real property where such Collateral is located, and there exist no mortgages or other liens on any such real property except for Liens as set forth on Schedule A. Except as disclosed on Schedule A, none of such Collateral is in the possession of any consignee, bailee, warehouseman, agent, or processor.

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(c) Except as set forth on Schedule B attached hereto, the Company is the sole owner of the Collateral (except for non-exclusive licenses granted by the Company in the ordinary course of business), free and clear of any liens, security interests, encumbrances, rights, or claims, and are fully authorized to grant the Security Interests. Except as set forth on Schedule C attached hereto, there is not on file in any governmental or regulatory authority, agency or recording office an effective financing statement, security agreement, license or transfer or any notice of any of the foregoing (other than those that will be filed in favor of the Secured Party pursuant to this Agreement) covering or affecting any of the Collateral. Except as set forth on Schedule C attached hereto and except pursuant to this Agreement, Permitted Liens, and liens permitted under the Note or Asset Purchase Agreement, as long as this Agreement shall be in effect, the Company shall not execute and shall not knowingly permit to be on file in any such office or agency any other financing statement or other document or instrument (except to the extent filed or recorded in favor of the Secured Party pursuant to the terms of this Agreement). For the avoidance of doubt, the Collateral does not include any assets or claims retained by Seller and listed on Schedule I.

(d) No written claim has been received that any Collateral or the Company’s use of any Collateral violates the rights of any third party. There has been no adverse decision to the Company’s claim of ownership rights in or exclusive rights to use the Collateral in any jurisdiction or to the Company’s right to keep and maintain such Collateral in full force and effect, and there is no proceeding involving said rights pending or, to the best knowledge of the Company, threatened before any court, judicial body, administrative or regulatory agency, arbitrator, or other governmental authority.

(e) The Company shall at all times maintain its books of account and records relating to the Collateral at its principal place of business and its Collateral at the locations set forth on Schedule A attached hereto and may not relocate such books of account and records or tangible Collateral unless it delivers to the Secured Party at least thirty (30) days prior to such relocation (i) written notice of such relocation and the new location thereof (which must be within the United States) and (ii) evidence that appropriate financing statements under the UCC and other necessary documents have been filed and recorded and other steps have been taken to perfect the Security Interests to create in favor of the Secured Party a valid, perfected and continuing perfected first priority lien in the Collateral.

(f) This Agreement creates in favor of the Secured Party a valid security interest in the Collateral, securing the payment and performance of the Obligations. Upon the filing of UCC financing statements as contemplated herein, such security interest shall be perfected to the extent required under applicable law. Except for the filing of UCC financing statements, no additional actions shall be required to create, perfect, or maintain the Security Interests, except to the extent reasonably requested by the Secured Party and consistent with market practice for similarly situated transactions. Without limiting the foregoing, the Company shall not be required to (i) enter into deposit account control agreements, (ii) deliver control agreements with respect to investment property, or (iii) record security interests with respect to Intellectual Property, in each case unless otherwise agreed in writing.

(g) The Company hereby authorizes the Agent to file one or more financing statements under the UCC, with respect to the Security Interests, with the proper filing and recording agencies in any jurisdiction deemed proper by it.

(h) The execution, delivery and performance of this Agreement by the Company does not (i) violate any of the provisions of any Organizational Documents of the Company or any judgment, decree, order or award of any court, governmental body or arbitrator or any applicable law, rule or regulation applicable to the Company or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing the Company’s debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected. If any, all required consents (including, without limitation, from stockholders or creditors of the Company) necessary for the Company to enter into and perform its obligations hereunder have been obtained.

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(i) [Reserved].

(j) [Reserved].

(k) The Company shall at all times maintain the liens and Security Interests provided for hereunder as valid and perfected, first priority liens and security interests in the Collateral in favor of the Secured Party until this Agreement and the Security Interest hereunder shall be terminated pursuant to Section 14 hereof. The Company hereby agrees to defend the same against the claims of any and all persons and entities. The Company shall safeguard and protect all Collateral for the account of the Secured Party. At the request of the Agent, the Company will sign and deliver to the Agent on behalf of the Secured Party at any time or from time to time one or more financing statements pursuant to the UCC in form reasonably satisfactory to the Agent and will pay the cost of filing the same in all public offices wherever filing is, or is deemed by the Agent to be, necessary or desirable to effect the rights and obligations provided for herein. Without limiting the generality of the foregoing, the Company shall pay all fees, taxes, and other amounts necessary to maintain the Collateral and the Security Interests hereunder, and the Company shall obtain and furnish to the Agent from time to time, upon demand, such releases and/or subordinations of claims and liens which may be required to maintain the priority of the Security Interests hereunder.

(l) The Company will not transfer, pledge, hypothecate, encumber, license, sell or otherwise dispose of any of the Collateral (except for non-exclusive licenses granted by the Company in its ordinary course of business, sales of inventory by the Company in its ordinary course of business and the replacement of worn-out or obsolete equipment by the Company in its ordinary course of business) without the prior written consent of a Majority in Interest, except for dispositions in the ordinary course of business or as permitted under the Note or Asset Purchase Agreement.

(m) The Company shall keep and preserve its equipment, inventory and other tangible Collateral in good condition, repair and order and shall not operate or locate any such Collateral (or cause to be operated or located) in any area excluded from insurance coverage.

(n) The Company shall maintain with financially sound and reputable insurers, insurance with respect to the Collateral, including Collateral hereafter acquired, against loss or damage of the kinds and in the amounts customarily insured against by entities of established reputation having similar properties similarly situated and in such amounts as are customarily carried under similar circumstances by other such entities and otherwise as is prudent for entities engaged in similar businesses but in any event sufficient to cover the full replacement cost thereof. The Company shall cause each insurance policy issued in connection herewith to provide, and the insurer issuing such policy to certify to the Agent, that (a) the Agent will be named as lender loss payee and additional insured under each such insurance policy; (b) if such insurance be proposed to be cancelled or materially changed for any reason whatsoever, such insurer will promptly notify the Agent and such cancellation or change shall not be effective as to the Agent for at least thirty (30) days after receipt by the Agent of such notice, unless the effect of such change is to extend or increase coverage under the policy; and (c) the Agent will have the right (but no obligation) at its election to remedy any default in the payment of premiums within thirty (30) days of notice from the insurer of such default. If no Event of Default (as defined in the Note) exists and if the proceeds arising out of any claim or series of related claims do not exceed $100,000, loss payments in each instance will be applied by the applicable The Company to the repair and/or replacement of property with respect to which the loss was incurred to the extent reasonably feasible, and any loss payments or the balance thereof remaining, to the extent not so applied, shall be payable to the applicable The Company; provided, however, that payments received by the Company after an Event of Default occurs and is continuing or in excess of $100,000 for any occurrence or series of related occurrences shall be paid to the Agent on behalf of the Secured Party and, if received by the Company, shall be held in trust for the Secured Party and immediately paid over to the Agent unless otherwise directed in writing by the Agent. Copies of such policies or the related certificates, in each case, naming the Agent as lender loss payee and additional insured shall be delivered to the Agent at least annually and at the time any new policy of insurance is issued.

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(o) The Company shall, within ten (10) days of obtaining knowledge thereof, advise the Secured Party promptly, in sufficient detail, of any material adverse change in the Collateral, and of the occurrence of any event which would have a material adverse effect on the value of the Collateral or on the Secured Party’ security interest, through the Agent, therein.

(p) The Company shall promptly execute and deliver to the Agent such further deeds, mortgages, assignments, security agreements, financing statements or other instruments, documents, certificates and assurances and take such further action as the Agent may from time to time request and may in its sole discretion deem necessary to perfect, protect or enforce the Secured Party’ security interest in the Collateral including, without limitation, if applicable, the execution and delivery of a separate security agreement with respect to the Company’s Intellectual Property (“Intellectual Property Security Agreement”) in which the Secured Party have been granted a security interest hereunder, substantially in a form reasonably acceptable to the Agent, which Intellectual Property Security Agreement, other than as stated therein, shall be subject to all of the terms and conditions hereof.

(q) Upon reasonable prior notice (so long as no Event of Default has occurred or continuing, which in either such event, no prior notice is required), the Company shall permit the Agent and its representatives and agents to inspect the Collateral no more than once per year (unless an Event of Default exists) during normal business hours and to make copies of records pertaining to the Collateral as may be reasonably requested by the Agent from time to time.

(r) The Company shall take all steps reasonably necessary to diligently pursue and seek to preserve, enforce, and collect any rights, claims, causes of action and accounts receivable in respect of the Collateral.

(s) The Company shall promptly notify the Secured Party in sufficient detail upon becoming aware of any attachment, garnishment, execution, or other legal process levied against any Collateral and of any other information received by the Company that may materially affect the value of the Collateral, the Security Interest or the rights and remedies of the Secured Party hereunder.

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(t) All information heretofore, herein or hereafter supplied to the Secured Party by or on behalf of the Company with respect to the Collateral is accurate and complete in all material respects as of the date furnished.

(u) The Company shall at all times preserve and keep in full force and effect their respective valid existence and good standing and any rights and franchises material to its business.

(v) The Company will not change its name, type of organization, jurisdiction of organization, organizational identification number (if it has one), legal or corporate structure, or identity, or add any new fictitious name unless it provides at least thirty (30) days prior written notice to the Secured Party of such change and, at the time of such written notification, the Company provides any financing statements or fixture filings necessary to perfect and continue the perfection of the Security Interests granted and evidenced by this Agreement.

(w) Except in the ordinary course of business, the Company may not consign any of its inventory or sell any of its inventory on bill and hold, sale or return, sale on approval, or other conditional terms of sale without the consent of the Agent which shall not be unreasonably withheld.

(x) [Reserved].

(y) The Company was organized and remains organized solely under the laws of the state set forth next to the Company’s name in Schedule D attached hereto, which Schedule D sets forth the Company’s organizational identification number or, if the Company does not have one, states that one does not exist.

(z) (i) The actual name of the Company is the name set forth in Schedule D attached hereto; (ii) the Company has no other trade names except as set forth on Schedule E attached hereto; (iii) the Company has not used any name other than that stated in the preamble hereto or as set forth on Schedule E for the preceding five (5) years; and (iv) no entity has merged into the Company or been acquired by the Company within the past five years except as set forth on Schedule E.

(aa) [Reserved].

(bb) The Company, in its capacity as issuer, hereby agrees to comply with any and all orders and instructions of Agent regarding the Pledged Interests consistent with the terms of this Agreement without the further consent of the Company as contemplated by Section 8-106 (or any successor section) of the UCC. Further, the Company agrees that it shall not enter into a similar agreement (or one that would confer “control” within the meaning of Article 8 of the UCC) with any other person or entity.

(cc) [Reserved].

(dd) [Reserved].

(ee) [Reserved].

(ff) To the extent that any Collateral is in the possession of any third party, the applicable The Company shall join with the Agent in notifying such third party of the Secured Party’ security interest in such Collateral and shall use its best efforts to obtain an acknowledgement and agreement from such third party with respect to the Collateral, in form and substance reasonably satisfactory to the Agent.

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(gg) [Reserved].

(hh) The Company shall immediately provide written notice to the Secured Party of any and all accounts which arise out of contracts with any governmental authority and, to the extent necessary to perfect or continue the perfected status of the Security Interests in such accounts and proceeds thereof, shall execute and deliver to the Agent an assignment of claims for such accounts and cooperate with the Agent in taking any other steps required, in its judgment, under the Federal Assignment of Claims Act or any similar federal, state or local statute or rule to perfect or continue the perfected status of the Security Interests in such accounts and proceeds thereof.

(ii) [Reserved].

(jj) Without limiting the generality of the other obligations of the Company hereunder, the Company shall promptly (i) cause to be registered at the United States Copyright Office all of its material copyrights, (ii) cause the security interest contemplated hereby with respect to all Intellectual Property registered at the United States Copyright Office or United States Patent and Trademark Office to be duly recorded at the applicable office, and (iii) give the Agent notice whenever it acquires (whether absolutely or by license) or creates any additional material Intellectual Property.

(kk) The Company will from time to time, at the joint and several expense of the Company, promptly execute and deliver all such further instruments and documents, and take all such further action as may be necessary or desirable, or as the Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Secured Party to exercise and enforce their rights and remedies hereunder and with respect to any Collateral or to otherwise carry out the purposes of this Agreement.

(ll) Schedule F attached hereto lists all of the patents, patent applications, trademarks, trademark applications, registered copyrights, and domain names owned, directly or indirectly, by the Company as of the date hereof. Schedule F lists all material licenses in favor of the Company for the use of any patents, trademarks, copyrights, and domain names as of the date hereof. All material patents and trademarks of the Company have been duly recorded at the United States Patent and Trademark Office and all material copyrights of the Company have been duly recorded at the United States Copyright Office.

(mm) Except as set forth on Schedule G attached hereto, none of the Company or other persons or entities obligated on any of the Collateral is a governmental authority covered by the Federal Assignment of Claims Act or any similar federal, state, or local statute or rule in respect of such Collateral.

5. Effect of Pledge on Certain Rights. If any of the Collateral subject to this Agreement consists of nonvoting equity or ownership interests (regardless of class, designation, preference or rights) that may be converted into voting equity or ownership interests upon the occurrence of certain events (including, without limitation, upon the transfer of all or any of the other stock or assets of the issuer), it is agreed by The Company that the pledge of such equity or ownership interests pursuant to this Agreement or the enforcement of any of Agent’s rights hereunder shall not be deemed to be the type of event which would trigger such conversion rights notwithstanding any provisions in the Organizational Documents or agreements to which the Company is subject or to which the Company is party.

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6. Defaults. The following events shall be “Events of Default”:

(a) The occurrence of an Event of Default (as defined in the Note) under the Note;

(b) Any representation or warranty of the Company in this Agreement shall prove to have been incorrect in any material respect when made;

(c) The failure by the Company to observe or perform any of its obligations hereunder for thirty (30) days after delivery to the Company of notice of such failure by or on behalf of a Secured Party unless such default is capable of cure but cannot be cured within such time frame and the Company is using best efforts to cure same in a timely fashion; or

(d) If any provision of this Agreement shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by the Company, or a proceeding shall be commenced by the Company, or by any governmental authority having jurisdiction over the Company, seeking to establish the invalidity or unenforceability thereof, or the Company shall deny that the Company has any liability or obligation purported to be created under this Agreement.

7. Duty to Hold in Trust.

(a) Upon the occurrence of any Event of Default and at any time thereafter, the Company shall, upon receipt of any revenue, income, dividend, interest or other sums subject to the Security Interests, whether payable pursuant to the Note or otherwise, or of any check, draft, note, trade acceptance or other instrument evidencing an obligation to pay any such sum, hold the same in trust for the Secured Party and shall forthwith endorse and transfer any such sums or instruments, or both, to the Secured Party, pro-rata in proportion to their respective then-currently outstanding principal amount of the Note for application to the satisfaction of the Obligations (and if the Note is not outstanding, pro-rata in proportion to the initial purchases of the Note).

8. Rights and Remedies Upon Default.

(a) Upon the occurrence of any Event of Default and at any time thereafter, the Secured Party, acting through the Agent, shall have the right to exercise all of the remedies conferred hereunder and under the Note, and the Secured Party shall have all the rights and remedies of a secured party under the UCC. Without limitation, the Agent, for the benefit of the Secured Party, shall have the following rights and powers:

(i) The Agent shall have the right to take possession of the Collateral and, for that purpose, enter, with the aid and assistance of any person, any premises where the Collateral, or any part thereof, is or may be placed and remove the same, and the Company shall assemble the Collateral and make it available to the Agent at places which the Agent shall reasonably select, whether at the Company’s premises or elsewhere, and make available to the Agent, without rent, all of the Company’s respective premises and facilities for the purpose of the Agent taking possession of, removing or putting the Collateral in saleable or disposable form.

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(ii) Upon notice to the Company by Agent, all rights of the Company to exercise the voting and other consensual rights which it would otherwise be entitled to exercise and all rights of the Company to receive the dividends and interest which it would otherwise be authorized to receive and retain, shall cease. Upon such notice, Agent shall have the right to receive, for the benefit of the Secured Party, any interest, cash dividends or other payments on the Collateral and, at the option of Agent, to exercise in such Agent’s discretion all voting rights pertaining thereto. Without limiting the generality of the foregoing, Agent shall have the right (but not the obligation) to exercise all rights with respect to the Collateral as it were the sole and absolute owner thereof, including, without limitation, to vote and/or to exchange, at its sole discretion, any or all of the Collateral in connection with a merger, reorganization, consolidation, recapitalization or other readjustment concerning or involving the Collateral or the Company or any of its direct or indirect subsidiaries.

(iii) The Agent shall have the right to operate the business of the Company using the Collateral and shall have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the Collateral, at public or private sale or otherwise, either with or without special conditions or stipulations, for cash or on credit or for future delivery, in such parcel or parcels and at such time or times and at such place or places, and upon such terms and conditions as the Agent may deem commercially reasonable, all without (except as shall be required by applicable statute and cannot be waived) advertisement or demand upon or notice to the Company or right of redemption of the Company, which are hereby expressly waived. Upon each such sale, lease, assignment or other transfer of Collateral, the Agent, for the benefit of the Secured Party, may, unless prohibited by applicable law which cannot be waived, purchase all or any part of the Collateral being sold, free from and discharged of all trusts, claims, right of redemption and equities of the Company, which are hereby waived and released.

(iv) The Agent shall have the right (but not the obligation) to notify any account the Company and any obligors under instruments or accounts to make payments directly to the Agent, on behalf of the Secured Party, and to enforce the Company’ rights against such account the Company and obligors.

(v) The Agent, for the benefit of the Secured Party, may (but is not obligated to) direct any financial intermediary or any other person or entity holding any investment property to transfer the same to the Agent, on behalf of the Secured Party, or its designee.

(vi) The Agent may (but is not obligated to) transfer any or all Intellectual Property registered in the name of the Company at the United States Patent and Trademark Office and/or Copyright Office into the name of the Secured Party or any designee or any purchaser of any Collateral.

(b) The Agent shall comply with any applicable law in connection with a disposition of Collateral and such compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral. The Agent may sell the Collateral without giving any warranties and may specifically disclaim such warranties. If the Agent sells any of the Collateral on credit, the Company will only be credited with payments actually made by the purchaser. In addition, the Company waives (except as shall be required by applicable statute and cannot be waived) any and all rights that it may have to a judicial hearing in advance of the enforcement of any of the Agent’s rights and remedies hereunder, including, without limitation, its right following an Event of Default to take immediate possession of the Collateral and to exercise its rights and remedies with respect thereto.

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(c) For the purpose of enabling the Agent to further exercise rights and remedies under this Section 8 or elsewhere provided by agreement or applicable law, the Company hereby grants to the Agent, for the benefit of the Agent and the Secured Party, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to the Company) to use, license or sublicense following an Event of Default, any Intellectual Property now owned or hereafter acquired by the Company, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof.

9. Applications of Proceeds. The proceeds of any such sale, lease or other disposition of the Collateral hereunder or from payments made on account of any insurance policy insuring any portion of the Collateral shall be applied in the following order:

first, to the expenses of retaking, holding, storing, processing and preparing for sale, selling, and the like (including, without limitation, any taxes, fees and other costs incurred in connection therewith) of the Collateral, second, to the reasonable attorneys’ fees and expenses incurred by the Agent in enforcing the Secured Party’ rights hereunder and in connection with collecting, storing and disposing of the Collateral, and then to satisfaction of the Obligations pro rata among the Secured Party (based on then-outstanding principal amounts of the Note at the time of any such determination), and third, to the payment of any other amounts required by applicable law, after which the Secured Party shall pay to the applicable the Company any surplus proceeds.

The Secured Party’s recourse shall be limited solely to the Collateral and the Obligations, and the Secured Party shall have no right to seek or recover any deficiency judgment or other recourse against the Company, except to the extent expressly permitted under the Note. The Company shall not be liable for any deficiency remaining after application of proceeds from the Collateral. No interest in excess of the Interest Rate provided in the Note shall accrue on any alleged deficiency, and any provision to the contrary is hereby deleted.

To the extent permitted by applicable law, the Company waives all claims, damages, and demands against the Secured Party arising out of the repossession, removal, retention, or sale of the Collateral, unless due solely to the gross negligence or willful misconduct of the Secured Party as determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction.

10. [Reserved].

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11. Costs and Expenses. The Company agrees to pay all reasonable out-of-pocket fees, costs and expenses, subject to a cap to be agreed upon, absent an Event of Default, incurred in connection with any filing required hereunder, including without limitation, any financing statements pursuant to the UCC, continuation statements, partial releases and/or termination statements related thereto or any expenses of any searches reasonably required by the Agent. The Company shall also pay all other claims and charges which in the reasonable opinion of the Agent is reasonably likely to prejudice, imperil or otherwise affect the Collateral or the Security Interests therein. The Company will also, upon demand, pay to the Agent the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Agent, for the benefit of the Secured Party, may incur in connection with the creation, perfection, protection, satisfaction, foreclosure, collection or enforcement of the Security Interest and the preparation, administration, continuance, amendment or enforcement of this Agreement and pay to the Agent the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Agent, for the benefit of the Secured Party, and the Secured Party may incur in connection with (i) the enforcement of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, or (iii) the exercise or enforcement of any of the rights of the Secured Party under the Note. Until so paid, any fees payable hereunder shall be added to the principal amount of the Note and shall bear interest at the Default Rate.

12. Responsibility for Collateral. The Company assumes all liabilities and responsibility in connection with all Collateral, and the Obligations shall in no way be affected or diminished by reason of the loss, destruction, damage, or theft of any of the Collateral or its unavailability for any reason. Without limiting the generality of the foregoing and except as required by applicable law, (a) neither the Agent nor any Secured Party (i) has any duty (either before or after an Event of Default) to collect any amounts in respect of the Collateral or to preserve any rights relating to the Collateral, or (ii) has any obligation to clean-up or otherwise prepare the Collateral for sale, and (b) the Company shall remain obligated and liable under each contract or agreement included in the Collateral to be observed or performed by the Company thereunder. Neither the Agent nor any Secured Party shall have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by the Agent or any Secured Party of any payment relating to any of the Collateral, nor shall the Agent or any Secured Party be obligated in any manner to perform any of the obligations of the Company under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by the Agent or any Secured Party in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to the Agent or to which the Agent or any Secured Party may be entitled at any time or times.

13. Security Interests Absolute. All rights of the Secured Party and all obligations of the Company hereunder, shall be absolute and unconditional, irrespective of: (a) any lack of validity or enforceability of this Agreement, the Note or any agreement entered into in connection with the foregoing, or any portion hereof or thereof, against any other The Company; (b) any change in the time, manner or place of payment or performance of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Note or any other agreement entered into in connection with the foregoing; (c) any exchange, release or no perfection of any of the Collateral, or any release or amendment or waiver of or consent to departure from any other collateral for, or any guarantee, or any other security, for all or any of the Obligations; (d) any action by the Secured Party to obtain, adjust, settle and cancel in its sole discretion any insurance claims or matters made or arising in connection with the Collateral; or (e) any other circumstance which might otherwise constitute any legal or equitable defense available to the Company, or a discharge of all or any part of the Security Interests granted hereby. Until the Obligations shall have been paid and performed in full, the rights of the Secured Party shall continue even if the Obligations are barred for any reason, including, without limitation, the running of the statute of limitations. The Company expressly waives presentment, protest, notice of protest, demand, notice of nonpayment and demand for performance. In the event that at any time any transfer of any Collateral or any payment received by the Secured Party hereunder shall be deemed by final order of a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under the bankruptcy or insolvency laws of the United States, or shall be deemed to be otherwise due to any party other than the Secured Party, then, in any such event, the Company’s obligations hereunder shall survive cancellation of this Agreement, and shall not be discharged or satisfied by any prior payment thereof and/or cancellation of this Agreement, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof. The Company waives all right to require the Secured Party to proceed against any other person or entity or to apply any Collateral which the Secured Party may hold at any time, or to marshal assets, or to pursue any other remedy. The Company waives any defense arising by reason of the application of the statute of limitations to any obligation secured hereby.

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14. Term of Agreement. This Agreement and the Security Interests shall terminate on the date on which all payments under the Note have been indefeasibly paid in full and all other Obligations have been paid or discharged; provided, however, that all indemnities of the Company contained in this Agreement (including, without limitation, Annex B hereto) shall survive and remain operative and in full force and effect regardless of the termination of this Agreement.

15. Power of Attorney; Further Assurances.

(a) The Company authorizes the Agent, and does hereby make, constitute and appoint the Agent and its officers, agents, successors or assigns with full power of substitution, as the Company’s true and lawful attorney-in-fact, with power, in the name of the Agent or the Company, to, after the occurrence and during the continuance of an Event of Default, (i) endorse any notes, checks, drafts, money orders or other instruments of payment (including payments payable under or in respect of any policy of insurance) in respect of the Collateral that may come into possession of the Agent; (ii) to sign and endorse any financing statement pursuant to the UCC or any invoice, freight or express bill, bill of lading, storage or warehouse receipts, drafts against the Company, assignments, verifications and notices in connection with accounts, and other documents relating to the Collateral; (iii) to pay or discharge taxes, liens, security interests or other encumbrances at any time levied or placed on or threatened against the Collateral; (iv) to demand, collect, receipt for, compromise, settle and sue for monies due in respect of the Collateral; (v) to transfer any Intellectual Property or provide licenses respecting any Intellectual Property; and (vi) generally, at the option of the Agent, and at the expense of the Company, at any time, or from time to time, to execute and deliver any and all documents and instruments and to do all acts and things which the Agent deems necessary to protect, preserve and realize upon the Collateral and the Security Interests granted therein in order to effect the intent of this Agreement and the Note all as fully and effectually as the Company might or could do; and the Company hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable for the term of this Agreement and thereafter as long as any of the Obligations shall be outstanding. The designation set forth herein shall be deemed to amend and supersede any inconsistent provision in the Organizational Documents or other documents or agreements to which the Company is subject or to which the Company is a party. Without limiting the generality of the foregoing, after the occurrence and during the continuance of an Event of Default, each Secured Party is specifically authorized to execute and file any applications for or instruments of transfer and assignment of any patents, trademarks, copyrights or other Intellectual Property with the United States Patent and Trademark Office and the United States Copyright Office.

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(b) On a continuing basis, the Company will make, execute, acknowledge, deliver, file and record, as the case may be, with the proper filing and recording agencies in any jurisdiction, including, without limitation, the jurisdictions indicated on Schedule C attached hereto, all such instruments, and take all such action as may reasonably be deemed necessary or advisable, or as reasonably requested by the Agent, to perfect the Security Interests granted hereunder and otherwise to carry out the intent and purposes of this Agreement, or for assuring and confirming to the Agent the grant or perfection of a perfected security interest in all the Collateral under the UCC.

(c) The Company hereby irrevocably appoints the Agent as the Company’s attorney-in-fact, with full authority in the place and instead of the Company and in the name of the Company, from time to time in the Agent’s discretion, to take any action and to execute any instrument which the Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including the filing, in its sole discretion, of one or more financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of the Company where permitted by law, which financing statements may (but need not) describe the Collateral as “all assets” or “all personal property” or words of like import, and ratifies all such actions taken by the Agent. This power of attorney is coupled with an interest and shall be irrevocable for the term of this Agreement and thereafter as long as any of the Obligations shall be outstanding.

16. Notices. All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed given (a) on the date established by the sender as having been delivered personally, (b) on the date delivered by a private overnight courier as established by the sender by evidence obtained from the courier, (c) on the date sent by facsimile or other electronic transmission, with confirmation of transmission, if sent during normal business hours of the recipient, if not, then on the next business day, or (d) on the fifth (5th) day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications, to be valid, must be addressed as follows:

If to the Company:	Cycurion, Inc.
1640 Boro Place, Suite 420C
McLean, VA 22102
E-mail: [***]
Attention: L. Kevin Kelly, Chief Executive Officer

with a copy to:	Seward & Kissel LLP
One Battery Park Plaza
New York, NY 10004
E-mail: [***]
Attention: Keith J. Billotti, Esq.

If to the Secured Parties:	Kustom Entertainment, Inc.
6366 College Blvd
Overland Park, KS 66211
Email: [***]
Attention: Stanton E. Ross, Chairman, President and Chief Executive Officer

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with a copy to:	Sullivan & Worcester LLP
1251 Avenue of the Americas
New York, NY 10020
(212) 660-3060
Email: [***]
Attention: David E. Danovitch, Esq.; Joseph E. Segilia, Esq.

or to such other address or to the attention of such person or persons as the recipient party has specified by prior written notice to the sending party (or in the case of counsel, to such other readily ascertainable business address as such counsel may hereafter maintain). If more than one method for sending notice as set forth above is used, the earliest notice date established as set forth above shall control.

17. Other Security. To the extent that the Obligations are now or hereafter secured by property other than the Collateral or by the guarantee, endorsement or property of any other person, firm, corporation, or other entity, then the Agent shall have the right, in its sole discretion, to pursue, relinquish, subordinate, modify or take any other action with respect thereto, without in any way modifying or affecting any of the Secured Party’ rights and remedies hereunder.

18. Appointment of Agent. The Secured Party hereby appoints itself to act as their agent (the “Agent”) for purposes of exercising any and all rights and remedies of the Secured Party hereunder. Such appointment shall continue until revoked in writing by a Majority-in-Interest, at which time a Majority in Interest shall appoint a new Agent, provided that the Agent may not be removed as Agent unless it consents thereto. For so long as there is only a single Secured Party, such Secured Party shall act as Agent. The Agent shall have the rights, responsibilities and immunities set forth in Annex B hereto.

19. Miscellaneous.

(a) No course of dealing between the Company and the Secured Party, nor any failure to exercise, nor any delay in exercising, on the part of the Secured Party, any right, power, or privilege hereunder or under the Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power, or privilege.

(b) All of the rights and remedies of the Secured Party with respect to the Collateral, whether established hereby or by the Note or by any other agreements, instruments, or documents or by law shall be cumulative and may be exercised singly or concurrently.

(c) This Agreement, together with the exhibits and schedules hereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into this Agreement and the exhibits and schedules hereto. No provision of this Agreement may be waived, modified, supplemented, or amended except in a written instrument signed, in the case of an amendment, by the Company and the Secured Party or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought.

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(d) If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants, and restrictions without including any of such that may be hereafter declared invalid, illegal, void, or unenforceable.

(e) No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition, or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

(f) This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company and the Guarantors may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Secured Party (other than by merger). Any Secured Party may assign any or all of its rights under this Agreement to any Person to whom such Secured Party assigns or transfers any Obligations, provided such transferee agrees in writing to be bound, with respect to the transferred Obligations, by the provisions of this Agreement that apply to the “Secured Party.”

(g) Each party shall take such further action and execute and deliver such further documents as may be necessary or appropriate in order to carry out the provisions and purposes of this Agreement.

(h) Except to the extent mandatorily governed by the jurisdiction or situs where the Collateral is located, all questions concerning the construction, validity, enforcement, and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to the principles of conflicts of law thereof. Except to the extent mandatorily governed by the jurisdiction or situs where the Collateral is located, the Company agrees that all proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and the Note (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the state of New York. Except to the extent mandatorily governed by the jurisdiction or situs where the Collateral is located, the Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the state of New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such proceeding is improper. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

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(i) This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

(j) The Company shall solely be liable for the obligations of the Company to the Secured Party hereunder.

(k) The Company shall indemnify, reimburse and hold harmless the Agent and the Secured Party and their respective partners, members, shareholders, officers, directors, employees and agents (and any other persons with other titles that have similar functions) (collectively, “Indemnitees”) from and against any and all losses, claims, liabilities, damages, penalties, suits, costs and expenses, of any kind or nature, (including fees relating to the cost of investigating and defending any of the foregoing) imposed on, incurred by or asserted against such Indemnitee in any way related to or arising from or alleged to arise from this Agreement or the Collateral, except any such losses, claims, liabilities, damages, penalties, suits, costs and expenses which result from the gross negligence or willful misconduct of the Indemnitee as determined by a final, nonappealable decision of a court of competent jurisdiction. This indemnification provision is in addition to, and not in limitation of, any other indemnification provision in the Note, or any other agreement, instrument or other document executed or delivered in connection herewith or therewith.

(l) Nothing in this Agreement shall be construed to subject Agent or any Secured Party to liability as a partner in the Company or any if its direct or indirect subsidiaries that is a partnership or as a member in the Company or any of its direct or indirect subsidiaries that is a limited liability company, nor shall Agent or any Secured Party be deemed to have assumed any obligations under any partnership agreement or limited liability company agreement, as applicable, of any the Company or any of its direct or indirect subsidiaries or otherwise, unless and until any such Secured Party exercises its right to be substituted for the Company as a partner or member, as applicable, pursuant hereto.

(m) To the extent that the grant of the security interest in the Collateral and the enforcement of the terms hereof require the consent, approval or action of any partner or member, as applicable, of the Company or any direct or indirect subsidiary of the Company or compliance with any provisions of any of the Organizational Documents, the Company hereby represent that all such consents and approvals have been obtained.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the day and year first above written.

CYCURION, INC.

By:	/s/ L. Kevin Kelly
L. Kevin Kelly
Chairman and Chief Executive Officer

KUSTOM ENTERTAINMENT, INC.

By:	/s/ Stanton E. Ross
Stanton E. Ross
Chairman, President and Chief Executive Officer

[Signature Page to Security Agreement]

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DISCLOSURE SCHEDULES

Security Agreement

The following are the Disclosure Schedules (the “Disclosure Schedules”) referred to in that certain Security Agreement, dated as of August 3, 2026 (the “Agreement”), by and between Cycurion, Inc., a Delaware corporation (the “Company”), and Kustom Entertainment, Inc., a Nevada corporation (“Kustom Entertainment”), as the holder a Secured Promissory Note dated August 3, 2026, in the original principal amount of $4,250,000.00 (the “Note”), by virtue of the Company and the Secured Parties having entered into on August 3, 2026, and Kustom Entertainment’s endorsees, transferees, and assigns (collectively, the “Secured Party”).

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Schedules Update - Video Solutions Asset Sale

Schedule A

Subsidiaries of the Company:

No subsidiary of Kustom Entertainment is being transferred to Cycurion in connection with the transaction, and accordingly no Kustom Entertainment subsidiary is a debtor under this Agreement.

Kustom Entertainment (Video Solutions Collateral as of Closing):

Location Description	Address	Notes
Principal Office; Books and Records; Video Solutions Operations and Inventory Storage	6366 College Blvd, Overland Park, KS 66211	Leased premises (approx. 5,119 sq ft) under Lease dated October 16, 2024 between THF College Boulevard, LLC (Landlord) and Kustom Entertainment, Inc. (Tenant); three-year term commencing November 1, 2024 and expiring October 31, 2027. Office, fixed assets, books and records of the Video Solutions Business; portion of Video Solutions inventory currently maintained at this location.
Off-Site Warehouse Storage of Video Solutions Inventory	8201 East 23rd Street, Dock 19, Space 19G, Kansas City, MO 64129	Approximately 14,000 sq ft. Leased from Interstate Underground Warehouse and Industrial Park, Inc. (Missouri corporation). Currently month-to-month following expiration of the initial term. Subject to a statutory warehouseman’s lien under Missouri law in favor of the landlord (see Schedule B).

Other than as set forth above (the statutory warehouseman’s lien at the Interstate Underground location), no Video Solutions Collateral is held by any consignee, bailee, agent, or processor as of the date hereof. Kustom Entertainment, Inc. does not own real property.

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Schedule B

Ownership Interest to Collateral

To the knowledge of Kustom Entertainment, the Video Solutions Business assets being transferred to Cycurion at closing will be transferred free and clear of any liens, security interests, encumbrances, or third-party rights, other than (i) Permitted Liens (including the item disclosed below); and (ii) non-exclusive end-user software licenses granted to customers in the ordinary course of the Video Solutions Business.

Disclosed Permitted Liens / Statutory Liens:

Statutory warehouseman’s lien under Missouri law in favor of Interstate Underground Warehouse and Industrial Park, Inc., 8201 East 23rd Street, Kansas City, MO 64129, with respect to Video Solutions inventory stored at the leased premises (Lease Section 32). Lien arises in the ordinary course as security for storage charges; not anticipated to be material; rent current.

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Schedule C

Filing Jurisdictions – Delaware

23

Schedule D

Legal Names and Organizational Identification Numbers

24

Schedule E

Mergers and Acquisitions

To be outlined in the Acquisition Agreement between Cycurion, Inc. and Kustom Entertainment, Inc.

Kustom Entertainment, Inc. — Trade Names and Prior Names:

Kustom Entertainment, Inc. (NASDAQ: KUST) was formerly known as Digital Ally, Inc. (NASDAQ: DGLY). The corporate name was changed from Digital Ally, Inc. to Kustom Entertainment, Inc. effective January 8, 2026 pursuant to a Certificate of Amendment to the Company’s Articles of Incorporation filed with the Secretary of State of the State of Nevada. The Nasdaq trading symbol changed from “DGLY” to “KUST” on the same date.

Trade names used in connection with the Company’s business segments include: “Digital Ally Video Solutions” (the segment being transferred), “TicketSmarter,” “Kustom 440,” and “Country Stampede.”

Structure of the Transaction:

The transaction with Cycurion is structured as an asset sale. Kustom Entertainment, Inc. is selling the operating assets and liabilities of the Video Solutions Business directly to Cycurion (or its designee) pursuant to the definitive Asset Purchase Agreement. No subsidiary of Kustom Entertainment is being transferred, conveyed, merged, or otherwise included in the transaction. The asset transfer includes inventory, accounts and subscription receivables, prepaid expenses, property, plant and equipment, intellectual property (patents, trademarks, domain names, and licenses), customer contracts, and the deferred revenue and other operating liabilities associated with the Video Solutions Business, as more particularly described in the Asset Purchase Agreement.

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Schedule F – Transferred Intellectual Property

1.	Patents

The patents listed below are the Patents included in the Transferred Intellectual Property and pledged under the Security Agreement (Schedule F). They are recorded in the books of the Video Solutions Business at an aggregate capitalized cost of $224,851.08 and an aggregate net book value of $22,998.83 as of March 31, 2026 (general ledger account 1480-000-01). The capitalized-cost records (25 grouped entries) do not correspond one-to-one with the individual patents below, and many patents are fully amortized; the list below - not the cost records - is the authoritative description of the patents being transferred. All are United States patents owned of record by Digital Ally, Inc. (now Kustom Entertainment, Inc.). Bibliographic detail and status to be confirmed by Kustom Entertainment’s IP counsel (Erise IP, P.A.) prior to execution and USPTO recordation.

A. Utility Patents

#	Patent No.	Title	Priority	Issued	Status
1	12,328,528	Video recording manager device and system for redundant mobile video recording	11/23/2023	6/10/2025	Active
2	12,300,082	Remote video triggering and tagging	8/8/2018	5/13/2025	Active
3	12,160,688	System for automatically triggering a recording	3/9/2017	12/3/2024	Active
4	12,154,345	Systems and methods of legibly capturing vehicle markings	9/19/2016	11/26/2024	Active
5	12,151,623	Portable video and imaging system	9/28/2012	11/26/2024	Active
6	12,136,436	Computer program, method, and system for managing multiple data recording devices	8/14/2013	11/5/2024	Active
7	12,062,287	Tracking and analysis of drivers within a fleet of vehicles	6/22/2015	8/13/2024	Active
8	11,950,017	Redundant Mobile Video Recording	11/23/2023	4/2/2024	Active
9	11,817,130	Forensic video recording with presence detection	8/14/2013	11/14/2023	Active
10	11,792,370	System for automatically triggering a recording	3/9/2017	10/17/2023	Active
11	11,769,383	Remote video triggering and tagging	8/8/2018	9/26/2023	Active
12	11,711,487	Comprehensive video collection and storage	2/5/2016	7/25/2023	Active
13	11,667,251	Portable video and imaging system	9/28/2012	6/6/2023	Active
14	11,651,594	Systems and methods of legibly capturing vehicle markings	9/19/2016	5/16/2023	Active
15	11,532,334	Forensic video recording with presence detection	8/14/2013	12/20/2022	Active
16	11,310,399	Portable video and imaging system	9/28/2012	4/19/2022	Active
17	11,290,693	System for automatically triggering a recording	3/9/2017	3/29/2022	Active
18	11,244,570	Tracking and analysis of drivers within a fleet of vehicles	6/22/2015	2/8/2022	Active
19	11,024,137	Remote video triggering and tagging	8/8/2018	6/1/2021	Active
20	11,007,942	Vehicle-mounted video system with distributed processing	9/16/2005	5/18/2021	Active
21	10,964,351	Forensic video recording with presence detection	8/14/2013	3/30/2021	Active
22	10,917,614	Multi-functional remote monitoring system	10/30/2008	2/9/2021	Active
23	10,911,725	Systems for automatically triggering a recording	3/9/2017	2/2/2021	Active

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#	Patent No.	Title	Priority	Issued	Status
24	10,904,474	Comprehensive video collection and storage	2/5/2016	1/26/2021	Active
25	10,885,937	Computer program, method, and system for managing multiple data recording devices	8/14/2013	1/5/2021	Active
26	10,860,866	Systems and methods of legibly capturing vehicle markings	9/19/2016	12/8/2020	Active
27	10,757,378	DUAL LENS CAMERA UNIT	8/14/2013	8/25/2020	Active
28	10,730,439	Vehicle-mounted video system with distributed processing	9/16/2005	8/4/2020	Active
29	10,696,241	Mobile video and imaging system	9/28/2012	6/30/2020	Active
30	10,521,675	SYSTEMS AND METHODS OF LEGIBLY CAPTURING VEHICLE MARKINGS	9/19/2016	12/31/2019	Active
31	10,272,848	Mobile video and imaging system	9/28/2012	4/30/2019	Active
32	10,271,015	Multi-functional remote monitoring system	10/30/2008	4/23/2019	Active
33	10,257,396	Portable video and imaging system	9/28/2012	4/9/2019	Active
34	10,075,681	DUAL LENS CAMERA UNIT	8/14/2013	9/11/2018	Active
35	10,074,394	Computer program, method, and system for managing multiple data recording devices	8/14/2013	9/11/2018	Active
36	10,013,883	Tracking and analysis of drivers within a fleet of vehicles	6/22/2015	7/3/2018	Active
37	9,712,730	Portable video and imaging system	9/28/2012	7/18/2017	Active
38	9,325,950	Vehicle-mounted video system with distributed processing	9/16/2005	4/26/2016	Active
39	9,253,452	Computer program, method, and system for managing multiple data recording devices	8/14/2013	2/2/2016	Active
40	9,237,262	Portable video and imaging system	9/28/2012	1/12/2016	Active
41	9,159,371	Forensic video recording with presence detection	8/14/2013	10/13/2015	Active
42	9,019,431	Portable video and imaging system	9/28/2012	4/28/2015	Active
43	8,976,339	Traffic scanning LIDAR	4/14/2010	3/10/2015	Active
44	8,781,292	Computer program, method, and system for managing multiple data recording devices	8/14/2013	7/15/2014	Active
45	8,629,977	Traffic scanning LIDAR	4/14/2010	1/14/2014	Active
46	8,520,069	Vehicle-mounted video system with distributed processing	9/16/2005	8/27/2013	Active
47	8,503,972	Multi-functional remote monitoring system	10/30/2008	8/6/2013	Active
48	7,371,021	Vibration resistant camera for mounting to archery bow	8/5/2004	5/13/2008	Expired

B. Design Patents

#	Patent No.	Title	Priority	Issued	Status
49	D715,347	Data recording device	9/25/2013	10/14/2014	Active
50	D715,846	Data recording device	9/25/2013	10/21/2014	Active
51	D746,888	Data recording device	10/24/2014	1/5/2016	Active
52	D746,892	Data recording device	10/24/2014	1/5/2016	Active

27

2. Trademarks

The following U.S. trademark registrations are owned by Digital Ally, Inc. (now Kustom Entertainment, Inc.) and used in connection with the Video Solutions Business:

Mark	Reg. No.	Reg. Date	Renewal	Class	Status / Next Action
CAPTURE TRUTH	7337643	26-Mar-2024	26-Mar-2034	42	Declaration of Use - 6 Year, 26-Mar-2030
CAPTURE TRUTH and Design	5177126	04-Apr-2017	04-Apr-2027	42	Next Renewal, 04-Apr-2027
DIGITAL ALLY	3766107	30-Mar-2010	30-Mar-2030	09	Next Renewal, 30-Mar-2030
DIGITAL ALLY	3325411	30-Oct-2007	30-Oct-2027	09	Next Renewal, 30-Oct-2027
DIGITAL ALLY and Design	5161921	14-Mar-2017	14-Mar-2027	09, 42	Next Renewal, 14-Mar-2027
DIGITAL-ALLY (stylized)	5285280	12-Sep-2017	12-Sep-2027	09, 42	Next Renewal, 12-Sep-2027
ECA	5087035	22-Nov-2016	22-Nov-2036	09	Next Renewal, 22-Nov-2036
EVIDENCE CAPTURE ASSURANCE	5087034	22-Nov-2016	22-Nov-2036	09	Next Renewal, 22-Nov-2036
EVO-HD	6629546	25-Jan-2022	25-Jan-2032	09, 42	Declaration of Use - 6 Year, 25-Jan-2028
FIRSTVU	7558146	05-Nov-2024	05-Nov-2034	09	Declaration of Use - 6 Year, 05-Nov-2030
LOGO (Shield Design)	5285282	12-Sep-2017	12-Sep-2027	09, 42	Next Renewal, 12-Sep-2027
VOICEVAULT	3986346	28-Jun-2011	28-Jun-2031	09	Next Renewal, 28-Jun-2031
VuLink	4668370	06-Jan-2015	06-Jan-2035	09	Next Renewal, 06-Jan-2035
VUSCHOOLS	5287624	12-Sep-2017	12-Sep-2027	09	First Renewal, 12-Sep-2027

All marks are registered with the United States Patent and Trademark Office (USPTO) in the name of Digital Ally, Inc. Trademark assignment recordation will be filed with the USPTO in connection with the closing.

3. Domain Names

digitalallyinc.com

digitalally.com

4. Copyrights

None separately registered. Software code and product documentation owned by the Video Solutions Business are protected as unregistered copyrights and trade secrets.

28

Schedule G

The Company

NONE

29

Schedule H

Pledged Securities

All of the equity held by the Company in its Video Solutions Business subsidiary, as set forth below, which equity constitutes 100% of the equity of each such subsidiary:

NONE

30

Schedule I - Excluded Litigation and Retained Claims

31

ANNEX B

to

SECURITY AGREEMENT

THE AGENT

1. Appointment. The Secured Party (all capitalized terms used herein and not otherwise defined shall have the respective meanings provided in the Security Agreement to which this Annex B is attached (the “Agreement”)), by their acceptance of the benefits of the Agreement, hereby designate Tom Heckman (the “Agent”) as the Agent to act as specified herein and in the Agreement. The Secured Party shall be deemed irrevocably to authorize the Agent to take such action on its behalf under the provisions of the Agreement and the Notes and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Agent may perform any of its duties hereunder by or through its agents or employees.

2. Nature of Duties. The Agent shall have no duties or responsibilities except those expressly set forth in the Agreement. Neither the Agent nor any of its partners, members, shareholders, officers, directors, employees or agents shall be liable for any action taken or omitted by it as such under the Agreement or hereunder or in connection herewith or therewith, be responsible for the consequence of any oversight or error of judgment or answerable for any loss, unless caused solely by its or their gross negligence or willful misconduct as determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction. The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have by reason of the Agreement or any other Transaction Document a fiduciary relationship in respect of the Company or any Secured Party; and nothing in the Agreement or any other Transaction Document, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of the Agreement or any other Transaction Document except as expressly set forth herein and therein.

3. Lack of Reliance on the Agent. Independently and without reliance upon the Agent, each Secured Party, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Company and its subsidiaries in connection with such Secured Party’s investment in the Company, the creation and continuance of the Obligations, the transactions contemplated by the Transaction Documents, and the taking or not taking of any action in connection therewith, and (ii) its own appraisal of the creditworthiness of the Company and its subsidiaries, and of the value of the Collateral from time to time, and the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Secured Party with any credit, market or other information with respect thereto, whether coming into its possession before any Obligations are incurred or at any time or times thereafter. The Agent shall not be responsible to the Company or any Secured Party for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith, or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectability, priority or sufficiency of the Agreement or any other Transaction Document, or for the financial condition of the Company or the value of any of the Collateral, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of the Agreement or any other Transaction Document, or the financial condition of the Company, or the value of any of the Collateral, or the existence or possible existence of any default or Event of Default under the Agreement, the Notes or any of the other Transaction Documents.

4. Certain Rights of the Agent. The Agent shall have the right to take any action with respect to the Collateral, on behalf of all of the Secured Party. To the extent practical, the Agent shall request instructions from the Secured Party with respect to any material act or action (including failure to act) in connection with the Agreement or any other Transaction Document, and shall be entitled to act or refrain from acting in accordance with the instructions of a Majority in Interest; if such instructions are not provided despite the Agent’s request therefor, the Agent shall be entitled to refrain from such act or taking such action, and if such action is taken, shall be entitled to appropriate indemnification from the Secured Party in respect of actions to be taken by the Agent; and the Agent shall not incur liability to any person or entity by reason of so refraining. Without limiting the foregoing, (a) no Secured Party shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder in accordance with the terms of the Agreement or any other Transaction Document, and the Company shall have no right to question or challenge the authority of, or the instructions given to, the Agent pursuant to the foregoing and (b) the Agent shall not be required to take any action which the Agent believes (i) could reasonably be expected to expose it to personal liability or (ii) is contrary to this Agreement, the Transaction Documents or applicable law.

5. Reliance. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, statement, certificate, telex, teletype or facsimile, cablegram, radiogram, order or other document or telephone message signed, sent or made by the proper person or entity, and, with respect to all legal matters pertaining to the Agreement and the other Transaction Documents and its duties thereunder, upon advice of counsel selected by it and upon all other matters pertaining to this Agreement and the other Transaction Documents and its duties thereunder, upon advice of other experts selected by it. Anything to the contrary notwithstanding, the Agent shall have no obligation whatsoever to any Secured Party to assure that the Collateral exists or is owned by the Company or is cared for, protected, or insured or that the liens granted pursuant to the Agreement have been properly or sufficiently or lawfully created, perfected, or enforced or are entitled to any particular priority.

6. Indemnification. To the extent that the Agent is not reimbursed and indemnified by the Company, the Secured Party will jointly and severally reimburse and indemnify the Agent, in proportion to their initially purchased respective principal amounts of Notes, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent in performing its duties hereunder or under the Agreement or any other Transaction Document, or in any way relating to or arising out of the Agreement or any other Transaction Document except for those determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction to have resulted solely from the Agent’s own gross negligence or willful misconduct. Prior to taking any action hereunder as Agent, the Agent may require each Secured Party to deposit with it sufficient sums as it determines in good faith is necessary to protect the Agent for costs and expenses associated with taking such action.

7. Resignation by the Agent.

(a) The Agent may resign from the performance of all its functions and duties under the Agreement and the other Transaction Documents at any time by giving thirty (30) days’ prior written notice (as provided in the Agreement) to the Company and the Secured Party. Such resignation shall take effect upon the appointment of a successor Agent pursuant to clauses (b) and (c) below.

(b) Upon any such notice of resignation, the Secured Party, acting by a Majority in Interest, shall appoint a successor Agent hereunder.

(c) If a successor Agent shall not have been so appointed within said 30-day period, the Agent shall then appoint a successor Agent who shall serve as Agent until such time, if any, as the Secured Party appoint a successor Agent as provided above. If a successor Agent has not been appointed within such 30-day period, the Agent may petition any court of competent jurisdiction or may interplead the Company and the Secured Party in a proceeding for the appointment of a successor Agent, and all fees, including, but not limited to, extraordinary fees associated with the filing of interpleader and expenses associated therewith, shall be payable by the Company on demand.

8. Rights with respect to Collateral. Each Secured Party agrees with all other Secured Party and the Agent (i) that it shall not, and shall not attempt to, exercise any rights with respect to its security interest in the Collateral, whether pursuant to any other agreement or otherwise (other than pursuant to this Agreement), or take or institute any action against the Agent or any of the other Secured Party in respect of the Collateral or its rights hereunder (other than any such action arising from the breach of this Agreement) and (ii) that such Secured Party has no other rights with respect to the Collateral other than as set forth in this Agreement and the other Transaction Documents. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges, and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations under the Agreement. After any retiring Agent’s resignation or removal hereunder as Agent, the provisions of the Agreement including this Annex B shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.